As filed with the Securities and Exchange Commission on February 16, 2005

Registration No. 333-119161

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

COMCAST CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700
(Address, including zip code, and telephone
number including area code, of registrant’s principal
executive office)

Arthur R. Block, Esq.
Senior Vice President
Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies of all communications to:

Robert A. Friedel	Richard D. Truesdell, Jr.
Pepper Hamilton LLP	Davis Polk & Wardwell
3000 Two Logan Square	450 Lexington Avenue
Philadelphia, Pennsylvania 19103	New York, New York 10017
(215) 981-4000	(212) 450-4000

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 21, 2004, Comcast Corporation (the “Registrant”) filed a Registration Statement on Form S-3 (Registration No. 333-119161) (as subsequently amended prior to the date hereof, the “Registration Statement”), which registered 42,034,040 shares of the Registrant’s Class A Common Stock, par value $.01 (the “A Shares”) and 288,731 shares of the Registrant’s Class A Special Common Stock, par value $.01 (the “K Shares”), to be offered by J.P. Morgan Securities Inc. as part of the Stock Option Liquidity Program (the “Program”) established by the Registrant and JPMorgan Chase Bank.

J.P. Morgan Securities Inc. sold 11,028,706 A Shares and 33,000 K Shares as part of the Program. Following these sales, there are 31,005,334 A Shares and 255,731 K Shares remaining unsold under the Registration Statement. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the offering of 31,005,334 A Shares and 255,731 K Shares.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”) and in accordance with Rule 478(a)(4) under the Securities Act, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 16th day of February, 2005.

COMCAST CORPORATION By: /s/ Arthur R. Block Arthur R. Block Senior Vice President